Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES FOURTH QUARTER 2016
FINANCIAL AND OPERATING RESULTS

AUSTIN, Texas, February 23, 2017 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended December 31, 2016. The Company has posted to its website a presentation that supplements the information in this release.

Fourth Quarter 2016 Highlights

•	Net production averaged 45.1 MBoe/d, up 5% versus 3Q16 and 79% year-over-year. Oil production increased 5% quarter-over-quarter and 92% year-over-year, representing 68% of total production in 4Q16.

•	Parsley expects to generate production growth of 62-78% in 2017 versus 2016, with production increasing throughout the year to an average of 75-85 MBoe per day in 4Q17.

•	Lease operating expense (“LOE”) per Boe decreased 14% versus 3Q16 to $3.56.

•
Proved reserves of 222 MMBoe as of December 31, 2016 represent an 80% increase versus proved reserves as of December 31, 2015. Proved developed reserves of 103 MMBoe as of December 31, 2016 represent a 101% increase versus proved developed reserves as of December 31, 2015, reflecting proved developed finding and development costs of $8.04 per Boe.

•	Subsequent to the end of the fourth quarter of 2016, Parsley announced acquisitions of approximately 94,000 net acres, bringing total pro forma net acreage to approximately 227,000.
“The fourth quarter was a strong conclusion to an extraordinary year for Parsley Energy,” said Bryan Sheffield, Parsley’s Chairman and CEO. “During 2016 we grew production by approximately 80% and set the pace on cost compression, as well. Our operational momentum and anticipated rig additions through 2017 position us for robust production growth both this year and next, and our recently announced acquisitions of premium acreage position us for many more years of efficient growth. Having amassed what we believe to be the premiere acreage portfolio of its size, our focus is on execution and capital efficiency as we extract maximum value from the assets we have consolidated.”

Operational Highlights
During 4Q16 Parsley spud 23 and completed 21 horizontal wells with an average working interest of 99% and an average lateral length of approximately 9,500 feet.
Parsley's first well targeting the Wolfcamp C formation, the Taylor 45-33-4601H, recently completed with a 2-mile lateral in Reagan County, registered a strong peak 24-hour rate of 2,414 Boe per day, representing the fourth highest peak 24-hour rate among all Parsley wells completed to date.
Among the wells that achieved 30-day peak production periods since the Company’s last quarterly update, two wells in Upton County established company-record 30-day initial production rates. The Atkins 14-11-4415H, completed with a 10,500 foot lateral in the Lower Wolfcamp B interval, registered a 30-day IP rate of 1,932 Boe per day, while the Grace 45-1-4306H, completed with a 7,800 foot lateral in the Upper Wolfcamp B interval, posted an even higher 30-day IP rate of 2,194 Boe per day. Benefiting from differentiated Wolfcamp thickness, Parsley continues to see strong results from both the Upper Wolfcamp B and Lower Wolfcamp B target intervals.
Together, the Mary 18-18B-7-4202H and the Mary 18-18B-7-4401H, completed in Upton County with lateral lengths of 10,400 feet in the Wolfcamp A and Lower Wolfcamp B intervals, respectively, established a company-record 30-day IP rate for a two-well pad of 3,386 Boe per day.
The Company's first drilled (second completed) well in Reeves County, the Lincoln 4-1-4307H, posted a robust 30-day IP rate of 1,929 Boe per day on a 6,900 foot lateral, representing the Company's strongest Southern Delaware well to date and the third highest 30-day IP rate company-wide. Parsley's second drilled well in Reeves county, the Kauffman State C4-6-4307H, has not yet achieved a 30-day rate but posted a company-record peak 24-hour rate of 2,666 Boe per day on a 6,400 foot lateral.

Financial Highlights
During the fourth quarter of 2016, the Company recorded a net loss attributable to its stockholders of $30.7 million, or $0.17 per weighted average share, compared to $2.7 million, or $0.02 per weighted average share, during the third quarter of 2016. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, and adding back the non-controlling interest allocated to Class B stockholders, adjusted net income for the fourth quarter of 2016 was $11.8 million, or $0.06 per diluted share, compared to $6.7 million, or $0.03 per weighted average share, during the third quarter of 2016.(1)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for the fourth quarter of 2016 was $117.5 million, up 24% compared to the third quarter of 2016.(1)
Parsley registered favorable quarter-over-quarter trends in unit costs. LOE per Boe decreased from $4.15 in 3Q16 to $3.56 in 4Q16. General and administrative expense ("G&A") per Boe decreased from $6.24 in 3Q16 to $5.61 in 4Q16, while cash G&A per Boe, which excludes stock-based compensation expense, decreased from $5.40 in 3Q16 to $4.79 in 4Q16. Depreciation, depletion, and amortization expense per Boe decreased from $16.62 in 3Q16 to $15.10 in 4Q16.
Reported capital expenditures increased from $92 million in 3Q16 to $158 million, reflecting a 72% quarter-over-quarter increase in net completed footage. Fourth quarter capital expenditures include costs associated with the horizontal drilling activity noted above, as well as one vertical well and two saltwater disposal wells.
Liquidity Update
Parsley entered 2017 with a strong balance sheet. As of December 31, 2016, the Company had approximately $733 million of liquidity, consisting of $133 million of cash on hand and an undrawn amount of $600 million on the Company's revolver. Pro forma for acquisitions and equity offerings announced in January and February and the issuance of new senior notes due 2025 announced in February, the Company had approximately $1.36 billion of liquidity, consisting of $765 million of cash on hand and an undrawn amount of $598 million on the Company’s revolver.(2)
Hedging Update
In view of the anticipated production growth associated with additional drilling and completion activity on an expanded asset base, Parsley has added meaningfully to and extended the duration of its oil hedge portfolio, thereby reducing the variability of its anticipated cash flows and enhancing the Company's ability to execute its development and value creation objectives. For details on Parsley's hedging position, please see the tables below under Supplemental Information and/or the Company's Annual Report on Form 10-K, upon availability, for the period ended December 31, 2016.

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the fourth quarter of 2016 on Friday, February 24 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through March 3, 2017 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13655145. A live broadcast will also be available at www.parsleyenergy.com under the “Investor Relations” section of the website. The Company has also posted to its website a presentation that supplements the information in this release.

(1)
“Adjusted EBITDAX” and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see the supplemental financial information at the end of this news release for a reconciliation of the non-GAAP financial measures of adjusted EBITDAX and adjusted net income to GAAP financial measures.

(2)	Revolver balance is net of a $2 million letter of credit which does not change the status of the Company's fully undrawn borrowing base.

About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.

Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact Information
Brad Smith, Ph.D., CFA
Senior Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com
(512) 505-5199

- Tables to Follow -

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net production volumes:
Oil (MBbls)	2,811	1,462	9,368	4,807
Natural gas (MMcf)	3,812	2,711	13,463	10,339
Natural gas liquids (MBbls)	704	405	2,390	1,500
Total (MBoe)	4,150	2,319	14,002	8,031
Average net daily production (Boe/d)	45,109	25,207	38,257	22,003
Average sales prices: (1)
Oil, without realized derivatives (per Bbl)	$46.76	$39.00	$41.34	$44.89
Oil, with realized derivatives (per Bbl)	$49.41	$51.30	$47.56	$56.60
Natural gas, without realized derivatives (per Mcf)	$2.91	$2.17	$2.30	$2.57
Natural gas, with realized derivatives (per Mcf)	$2.91	$2.25	$2.30	$2.72
NGLs (per Bbl)	$19.12	$14.48	$16.01	$15.79
Total, without realized derivatives (per Boe)	$37.59	$29.65	$32.60	$33.13
Total, with realized derivatives (per Boe)	$39.39	$37.50	$36.76	$40.33
Average costs (per Boe):
Lease operating expenses	$3.56	$5.57	$4.23	$7.83
Production and ad valorem taxes	$2.15	$1.90	$1.99	$2.22
Depreciation, depletion and amortization	$15.10	$21.74	$16.70	$22.20
General and administrative expenses (including stock-based compensation)	$5.61	$5.39	$6.04	$6.89
General and administrative expenses (cash based)	$4.79	$4.41	$5.12	$5.87

(1)
Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUES
Oil sales	$131,438	$57,019	$387,303	$215,795
Natural gas sales	11,094	5,870	30,928	26,582
Natural gas liquids sales	13,462	5,863	38,273	23,680
Other	(118)	194	1,269	417
Total revenues	155,876	68,946	457,773	266,474
OPERATING EXPENSES
Lease operating expenses	14,784	12,920	59,293	62,913
Production and ad valorem taxes	8,923	4,403	27,916	17,800
Depreciation, depletion and amortization	62,653	50,408	233,766	178,281
General and administrative expenses (including stock-based compensation)	23,290	12,508	84,591	55,294
Exploration costs	1,152	5,307	13,931	13,865
Acquisition costs	155	—	1,081	—
Impairment	—	950	—	950
Accretion of asset retirement obligations	157	169	732	826
Rig termination costs	—	—	—	8,970
Other operating expenses	1,549	1,440	5,316	1,696
Total operating expenses	112,663	88,105	426,626	340,595
OPERATING INCOME (LOSS)	43,213	(19,159)	31,147	(74,121)
OTHER (EXPENSE) INCOME
Interest expense, net	(16,279)	(11,220)	(55,233)	(45,553)
Loss on sale of property	—	(36,705)	(119)	(34,374)
Prepayment premium on extinguishment of debt	(36,335)	—	(36,335)	—
(Loss) gain on derivatives	(26,993)	37,119	(50,835)	60,818
Other income (expense)	6,638	(4,593)	5,034	(3,556)
Total other (expense) income, net	(72,969)	(15,399)	(137,488)	(22,665)
(LOSS) BEFORE INCOME TAXES	(29,756)	(34,558)	(106,341)	(96,786)
INCOME TAX (EXPENSE) BENEFIT	(4,341)	8,622	17,424	23,755
NET LOSS	(34,097)	(25,936)	(88,917)	(73,031)
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,352	10,696	14,735	22,547
NET LOSS ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$(30,745)	$(15,240)	$(74,182)	$(50,484)

Net loss per common share:
Basic	$(0.17)	$(0.12)	$(0.46)	$(0.45)
Diluted	$(0.17)	$(0.14)	$(0.46)	$(0.45)
Weighted average common shares outstanding:
Basic	178,990	125,437	161,793	111,271
Diluted	178,990	157,582	161,793	111,271

*	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2016	December 31, 2015
Cash and cash equivalents	$133,379	$343,084
Other current assets	166,109	145,242
Total current assets	299,488	488,326
Total property, plant and equipment, net	3,616,560	1,985,753
Total noncurrent assets	22,734	31,021
TOTAL ASSETS	$3,938,782	$2,505,100
Total current liabilities	$344,954	$228,497
Long-term debt	1,041,324	546,832
Other noncurrent liabilities	122,198	143,130
Total noncurrent liabilities	1,163,522	689,962
Total liabilities	1,508,476	918,459
Total equity	2,430,306	1,586,641
TOTAL LIABILITIES AND EQUITY	$3,938,782	$2,505,100

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(88,917)	$(73,031)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash and other items	371,997	247,215
Changes in operating assets and liabilities	(54,889)	(1,894)
Net cash provided by operating activities	228,191	172,290
Net cash used in investing activities	(1,885,366)	(427,165)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (repayments) from long-term debt	517,459	(121,932)
Issuance of common stock	930,315	669,418
Other	(304)	(77)
Net cash provided by financing activities	1,447,470	547,409
Net (decrease) increase in cash and cash equivalents	(209,705)	292,534
Cash and cash equivalents, beginning of year	343,084	50,550
Cash and cash equivalents, end of year	$133,379	$343,084

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net (loss) income before depreciation, depletion and amortization, exploration costs, acquisition costs, (gain) loss on sale of property, prepayment premium on extinguishment of debt, asset retirement obligation accretion expense, stock-based compensation, net interest expense, income tax (benefit) expense, deferred tax asset valuation, rig termination costs, (gain) loss on derivatives, net settlements on derivative instruments, net premium realizations on options that settled during the period, and inventory write down.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Adjusted EBITDAX reconciliation to net loss:
Net loss attributable to Parsley Energy, Inc. stockholders	$(30,745)	$(15,240)	$(74,182)	$(50,484)
Net loss attributable to noncontrolling interests	(3,352)	(10,696)	(14,735)	(22,547)
Depreciation, depletion and amortization	62,653	50,408	233,766	178,281
Exploration costs	1,152	5,307	13,931	13,865
Interest expense, net	16,279	11,220	55,233	45,553
Income tax expense (benefit)	4,341	(8,622)	(17,424)	(23,755)
EBITDAX	50,328	32,377	196,589	140,913
Stock-based compensation	3,405	2,278	12,871	8,133
Impairment	—	950	—	950
Acquisition costs	155	—	1,081	—
Accretion of asset retirement obligations	157	169	732	826
Rig termination costs	—	—	—	8,970
Loss on sale of property	—	36,705	119	34,374
Prepayment premium on extinguishment of debt	36,335	—	36,335	—
Loss (gain) on derivatives	26,993	(37,119)	50,835	(60,818)
Net settlements on derivative instruments	1,881	14,402	26,441	46,456
Net premium realization on options that settled during the period	5,576	4,276	31,757	11,406
Inventory write down	—	4,147	—	4,147
Deferred tax asset valuation	(7,351)	—	(7,351)	—
Adjusted EBITDAX	$117,479	$58,185	$349,409	$195,357

*	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, deferred tax asset valuation, (gain) loss on sale of property, prepayment premium on extinguishment of debt, exploration costs and acquisition costs while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net loss.
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Net loss attributable to Parsley Energy, Inc. stockholders	$(30,745)	$(74,182)
Exploration costs	1,152	13,931
Acquisition costs	155	1,081
Loss on derivatives	26,993	50,835
Net settlements on derivative instruments	1,881	26,441
Net premium realization on options that settled during the period	5,576	31,757
Loss on sale of property	—	119
Prepayment premium on extinguishment of debt	36,335	36,335
Deferred tax asset valuation	(7,351)	(7,351)
Noncontrolling interest	(3,310)	(14,953)
Change in estimated income tax	(18,884)	(47,152)
Adjusted net income	$11,802	$16,861
Weighted average diluted shares outstanding	208,117	193,036
Adjusted net income per diluted share	$0.06	$0.09

Supplemental Information

Parsley Energy, Inc., Subsidiaries, and Entities to be Acquired
Open Crude Oil Derivatives Positions (1)

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Parsley Energy:
Put Spreads (MBbls/d) (2)	13.8	13.6	35.7	45.5	23.3	23.1	19.6	19.6
Put Price ($/Bbl)	$49.93	$49.93	$52.66	$52.80	$53.21	$52.14	$50.00	$50.00
Short Put Price ($/Bbl)	$36.14	$36.14	$41.80	$41.95	$41.43	$42.14	$40.00	$40.00
Three Way Collars (MBbls/d) (3)					13.3	19.8	31.0	31.0	8.3	8.2	8.2	8.2
Call Price ($/Bbl)					$74.38	$75.28	$75.65	$75.65	$80.40	$80.40	$80.40	$80.40
Put Price ($/Bbl)					$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00
Short Put Price ($/Bbl)					$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00
Premium Realization ($ MM) (4)	$(4.9)	$(4.9)	$(14.2)	$(17.8)	$(11.9)	$(10.4)	$(10.6)	$(10.6)	$(1.5)	$(1.5)	$(1.5)	$(1.5)

Mid-Cush Basis Swaps (MBbls/d)	11.3	11.3	12.2	12.2	1.0	1.0	1.0	1.0
Swap Price ($/Bbl)	$(1.00)	$(1.00)	$(1.05)	$(1.05)	$(0.95)	$(0.95)	$(0.95)	$(0.95)

Double Eagle: (5)
Collars (MBbls/d) (6)		1.5	4.0	4.0	3.0	3.0	3.0	3.0
Call Price ($/Bbl)		$56.15	$59.73	$59.98	$61.31	$61.31	$61.31	$61.31
Put Price ($/Bbl)		$47.00	$46.75	$46.75	$45.67	$45.67	$45.67	$45.67

WTI Swaps (MBbls/d)		1.0	0.5	0.5	0.5	0.5	0.5	0.5
Strike Price ($/Bbl)		$53.42	$55.00	$55.00	$55.00	$55.00	$55.00	$55.00
Mid-Cush Basis Swaps (MBbls/d)			4.5	4.5	3.5	3.5	3.5	3.5
Swap Price ($/Bbl)			$(0.86)	$(0.86)	$(0.90)	$(0.90)	$(0.90)	$(0.90)

Parsley Energy, Inc., Subsidiaries, and Entities to be Acquired
Open Natural Gas Derivatives Positions (1)

	1Q17	2Q17	3Q17	4Q17	1Q18
Parsley Energy:
Three Way Collars (MMBtu/d) (3)	15.8	15.7	15.5	15.5
Call Price ($/MMBtu)	$4.02	$4.02	$4.02	$4.02
Put Price ($/MMBtu)	$2.75	$2.75	$2.75	$2.75
Short Put Price ($/MMBtu)	$2.36	$2.36	$2.36	$2.36

Double Eagle: (5)
Swaps (MMBtu/d)		5.0	5.0	5.0	5.0
Strike Price ($/MMBtu)		$3.39	$3.39	$3.46	$3.50

(1)	As of 2/23/2017
(2)
When NYMEX price is above put price, Parsley receives the NYMEX price. When NYMEX price is between the put price and the short put price, Parsley receives the put price. When NYMEX price is below the short put price, Parsley receives the NYMEX price plus the difference between the short put price and the put price.

(3)	Functions similarly to put spreads except that when index price is at or above the call price, Parsley receives the call price.
(4)	Premium realizations represent net premiums collected (from restructured positions) or paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(5)
Upon the closing of Parsley's pending acquisition of equity interests in Double Eagle Lone Star LLC, DE Operating LLC, and Veritas Energy Partners, LLC (collectively, "Double Eagle"), as reported in Parsley's Form 8-K filed with the SEC on 2/13/2017, Parsley will assume Double Eagle's existing hedge positions.

(6)
When NYMEX price is above the call price, Double Eagle receives call price. When NYMEX is below the put price, Double Eagle receives the put price. When NYMEX is between call and put prices, Double Eagle receives the NYMEX price.